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                                                                   EXHIBIT 10.35

               LOAN MODIFICATION AND FORBEARANCE AGREEMENT

This Loan Modification and Forbearance Agreement (this "Agreement") is entered into as of October 28, 1998, by and between Fresh Choice, Inc. ("Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated December 20, 1995, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Line in the original principal amount of Five Million Dollars ($5,000,000.00),(the "Revolving Facility"). The Loan Agreement has been modified pursuant to, among other documents, an Amendment to Loan and Security Agreement dated May 27, 1998, pursuant to which, among other things, the Committed Line was decreased to Three Million Eight Hundred Fifty Thousand Dollars ($3,850,000.00) subject to a Cap Amount. Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness".

2. DESCRIPTION OF COLLATERAL Repayment of the Indebtedness is secured by Collateral as described in the Loan Agreement and a Third Party Security Agreement dated December 20, 1995 (the "Security Agreement"), executed by Moffett Design Corporation ("Pledgor"). Additionally, repayment of the Indebtedness is secured by a Leasehold Deed of Trust and Assignment of Leases and Rents, dated January 25, 1996, recorded as Document Number 199602260709 in the Official Records of Sacramento County, California, a Leasehold Deed of Trust and Assignment of Leases and Rents, dated January 25, 1996, recorded as Document Number 199602260710 in the Official Records of Sacramento County, California, a Leasehold Deed of Trust and Assignment of Leases and Rents, dated January 25, 1996, recorded as Document Number 199600158091 in the Official Records of Sonoma County, California, a Leasehold Deed of Trust and Assignment of Leases and Rents, dated January 25, 1996, recorded as Document Number 13210795, on Page 0410 of Book P226 in the Official Records of Santa Clara County, California, and two (2) Deeds of Trust (with Security Agreement and Assignment of Rents and Leases), each dated December 20, 1995.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3. FORBEARANCE. Bank agrees to forebear from exercising its remedies under the Existing Loan Documents through the Maturity Date so long as Borrower is in compliance with the provisions of this Agreement, notwithstanding Borrower's existing default under the Loan Agreement as a result of Borrower's failure to comply with Profitability covenant as of the period ended September 6, 1998 (the "Existing Defaults").

By signing below, Borrower acknowledges that they are currently in default and as a result of such default, Bank is entitled to exercise its remedies as provided in the Existing Loan Documents and as provided under applicable law, Nothing in this Agreement in any way shall constitute Bank's waiver of Borrower's Existing Defaults.


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A breach by Borrower of any of the terms set forth in this Agreement or the occurrence of any default (other than the Existing Defaults) under the Existing Loan Documents shall result in immediate termination of Bank's forbearance, whereupon Bank, at its option, without any notice to Borrower, may immediately cease making any Advances and may immediately exercise any remedies available to Bank under the Existing Loan Documents, this Agreement, and under applicable law.

Borrower hereby renounces and waives all rights that are waivable under Article 9 of the Code of any jurisdiction in which any Collateral may now or hereafter be located. Without limiting the generality of the foregoing, Borrower hereby
(i) renounces any right to receive notice of any disposition by Bank of the Collateral pursuant to Section 9-504(3) of the Code upon termination of the forbearance, whether such disposition is by public or private sale under the Code or otherwise, and (ii) waives any rights relating to compulsory disposition of the Collateral pursuant to Sections 9-504 and 9-505 of the Code.

Borrower hereby agrees that if it shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under the Bankruptcy Code, (ii) file or be the subject of any petition seeking any liquidation, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, (iii) seek, consent to, or acquiesce in the appointment of any trustee, receiver, conservator or liquidation, or (iv) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against Borrower for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, Bank shall thereupon be entitled to relief from any automatic stay imposed by Section 362 of the Bankruptcy Code, or from any other stay or suspension of remedies imposed in any other manner with respect to the exercise of the rights and remedies otherwise available to Bank under the Loan Agreement.

Bank's agreement to forbear from enforcing its remedies under the Existing Loan Documents notwithstanding Borrower's Existing Defaults (a) in no way shall be deemed an agreement by Bank to waive Borrower's compliance with all other terms of the Existing Loan Documents, as modified by this Agreement and (b) shall not limit or impair Bank's right to demand strict performance of all other terms and covenants as of any date.

4.      DESCRIPTION OF CHANGE IN TERMS.

          A.   Modification(s) to Loan Agreement.

               1. The following definitions under Section 1.1 are hereby amended to read as follows:

               2.   "Maturity Date" is  March 26, 1999.

               3. "Committed Line" is One Million Six Hundred Thirty Three Thousand Five Hundred Dollars ($1,633,500); provided, however, Advances are limited to One Million Two Hundred Eighty Three Thousand Five Hundred Dollars ($1,283,500) (the "Cap Amount"). Notwithstanding the foregoing, the Committed Line shall proportionately decrease on a monthly basis in accordance with the principal payments made in accordance with Section 2.3 (e).

               4. The first sentence of Section 2.1 entitled "Revolving Advances" is hereby amended to read, in its entirety, as follows:

                    Subject to and upon the terms and conditions of this Agreement, Bank agrees to makes Advances to Borrower in an aggregate amount not to exceed Committed Line.


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               5.   Section 2.3 (a) entitled "Interest Rates, Payments and
Calculations" is hereby amended to read, in its entirety, as follows:

                    Except as set forth in Section 2.3 (b), an Advances shall bear interest, on an average Daily Balance, at a rate equal to Four (4.00) percentage points above the Prime Rate, effective as of the date hereof.

               6. Sub-Section (b) of Section 6.3 entitled "Financial Statements, Reports, Certificates" is hereby amended in part as follows:

                    (b) as soon as available, but no later than 100 days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank.

               7. Section 6.9 entitled "Tangible Net Worth" is hereby amended to read, in its entirety, as follows:

                    6.9 Tangible Net Worth. Borrower shall maintain, as of the last day of each monthly period, a minimum Tangible Net Worth of $23,500,000, reducing to $20,000,000 for the month ending December 28, 1998 and thereafter.

               8. Section 6.15 entitled "Profitability" is hereby amended to read, in its entirety, as follows:

                    6.15 Profitability. Borrower shall achieve profitability on a quarterly basis, except that Borrower may incur losses for its fiscal year ending 1998 not to exceed $6,000,000 and for the quarter ending March 18, 1999, not to exceed $175,000.

               9. Section 6.13 entitled "EBITDA" is hereby deleted in its entirety.

               10. Section 6.16 entitled "Clean Up Period" is hereby deleted in its entirety.

               11. Section 2.1.2 entitled "Cash Management Services Sublimit" is hereby deleted in its entirety.

               12. The definition "Borrowing Base" as provided in Section 1.1 is hereby deleted in its entirety.

               13.  The following paragraph is hereby incorporated into Section
2.3 entitled "Interest Rates, Payments, and Calculations":

                    (e) In addition to the monthly interest payments, Borrower shall pay principal payments to Bank as follows: $53,500 due on October 31, 1998; $75,000 due on November 30, 1998; $150,000 due on December 31, 1998;
$335,000 due on January 31, 1999; $335,000 due on February 28, 1999; and
$335,000 due on March 26, 1999 at which time all unpaid interest and principal will be due and payable in full.

5. PAYMENT OF LOAN FEE. Borrower shall pay to Bank a fee in the amount of One Thousand Five Hundred and 00/100 Dollars ($1,500.00) (the "Loan Fee") plus all out-of-pocket expenses associated with this Agreement.


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6.   CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. NO DEFENSES OF BORROWER. Borrower (and each guarantor signing below) agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

8. CONTINUING VALIDITY. Borrower (and each guarantor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Agreement. The terms of this Paragraph apply not only to this Agreement, but also to all subsequent loan modification agreements.

9. GENERAL WAIVER. In consideration of Bank agreeing to forbear from exercising remedies and entering into this Agreement, Borrower, releases and forever discharges Bank from any claim, liability, obligation, action and cause of action, whether known or unknown which any of them, or any predecessor of them, now owns or holds by reason of any matter done, omitted or suffered to be done, prior to the date of this Agreement. This release runs in favor of Bank, its parent, affiliate and subsidiary corporations, participant banks (if any) its present and former officers, employees, agents, affiliates, and successors in interest. In furtherance of the release contained in this section, Borrower waives such rights as might otherwise exist pursuant to California Civil Code
Section 1542, which provides:

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Borrower further warrants, represents and agrees: (i) that it has executed this Agreement and release with full knowledge of any rights it may have with respect to Bank and the other parties released; (ii) that Borrower has received independent legal advice with respect to the matters set forth above and the rights and assertive rights arising out of said matters; and (iii) that Borrower has not relied upon any statement of fact or omission to state a fact by Bank, or by any one acting on behalf of Bank, with respect to the matters covered by this Agreement and release, and underlying disputes between the parties, except for those acts represented by Bank as set forth in this Agreement.


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10.  INTEGRATION. . This Agreement, together with the Existing Loan Documents, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior and contemporaneous proposals, negotiations, agreements, and understandings relating to the subject matter. In entering into this Agreement, Borrower acknowledges that it is relying on no statement, representation, warranty, covenant, or agreement of any kind made by the Bank or any employee or agent of Bank, except for the agreements of Bank set forth herein. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by Bank and Borrower.

11. CONDITIONS. The effectiveness of this Agreement is conditioned upon receipt of Loan Fee.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.


BORROWER:                                          BANK:

FRESH CHOICE, INC.                                 SILICON VALLEY BANK


By:  /S/ David E. Pertl                            By: /s/ Fred Kreppel
   ---------------------------                        ------------------------------
Name: David E. Pertl                               Name: Fred Kreppel
     -------------------------                          ----------------------------
Title: Vice President - CFO                        Title: Vice President
      ------------------------                           ---------------------------

The undersigned hereby consents to the modifications to the Indebtedness pursuant to this Agreement, hereby ratifies all the provisions of the Security Agreement and confirms that all provisions of that document are in full force and effect.


PLEDGOR:

MOFFETT DESIGN CORPORATION                         Date:  10/30/98
By: /S/ David E. Pertl                                  ---------------
   --------------------------
Name:  David E. Pertl
     ------------------------
Title:  Vice President, Chief Financial Officer and Treasurer
      -------------------------------------------------------

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